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                                                                   Exhibit 10.25


                              CONSULTING AGREEMENT



                 THIS AGREEMENT ("Agreement") is made and entered into on the 30th day of May, 2000 by and between TeleCommunication Systems, Inc.
("TCS"), a corporation duly organized and validly existing under the laws of the State of Maryland and The Barrett Group, Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia ("Consultant").


                                  WITNESSETH:

                 WHEREAS, on the terms and subject to the conditions set forth in this Agreement, TeleCommunication Systems, Inc. desires to engage Consultant, and Consultant desires to be so engaged, to perform certain services described herein;

                 NOW THEREFORE, in consideration of the premises hereof and of the mutual promises and agreements contained herein, the parties intending to be legally bound hereby agree as follows:

Section 1.       Engagement; Scope of Services.

                 TCS hereby engages Consultant to perform consulting services relating to business development and strategies identified from time to time by TCS. These services will be with various telecommunications firms. Consultant will provide TCS with introductions to key senior executives in the telecommunication industry to facilitate TCS's business goals and objectives.

                 This Agreement shall not limit Consultant's ability to perform consulting services on behalf of any other entities, provided that Consultant shall not provide any services to any entity or entities whose interests are in conflict with TCS's interests without prior consent.

Section 2.       Duties and Responsibilities of Consultant.

                 Consultant shall use his discretion in determining the amount of time and attention required to perform the services described herein and shall devote such time and attention accordingly.

Section 3.       Office.

                 To facilitate the performance of the services described herein, TCS shall make available to Consultant from time to time an office in TCS's office at no charge to consultant.
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Section 4.       Compensation.

                 TCS shall pay to Consultant, for the services performed by Consultant in accordance with the Agreement during the Term of this Agreement, the sum of $6,000 per month. Such fees shall be paid by TCS within thirty (30) days after TCS receives an invoice from Consultant.

Section 5.       Expenses.

                 TCS shall reimburse Consultant for all reasonable out-of-pocket expenses incurred by Consultant for transportation and meals incurred in the performance of the services provided hereunder. Expenses incurred in connection with travel to locations outside the greater Washington, D.C. area are subject to prior approval by TCS. Requests by Consultant for reimbursement of any expenses must be accompanied by an itemization of such expenses in form and substance reasonably acceptable to TCS.

Section 6.       Term and Termination.

                 6.1 Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall continue for twelve months, subject to the termination rights set forth in Section 6.2 hereinbelow. The Agreement may be extended upon the mutual written agreement of the parities hereto.

                 6.2 Termination Rights. This Agreement may be terminated at any time by TCS only for cause (for purposes of this Section, the term "cause" shall mean illegal acts, willful neglect or substantial delay on the part of Consultant or Consultant's agents, employees, or in the event that any misrepresentation, warranty, covenant, or agreement of Consultant contained in this Agreement shall prove to be materially inaccurate or breached in whole or in part).

Section 7.       Independent Status of Consultant.

                 This Agreement establishes the rights, duties, and obligations of TCS and Consultant, and does not create an employer-employee relationship between TCS and Consultant (or any employees or agents of Consultant). Consultant acknowledges and agrees that it is an independent contractor of TCS

Section 8.       Governing Law and Jurisdiction.

                 This Agreement shall be governed by, and its terms and conditions shall be construed, interpreted and enforced in accordance with, the laws of the State of Maryland.





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Section 9.       Binding on Successor, Non-Assignability.

                 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

Section 10.      Notices

                 All notices or other communications required or permitted to be given hereunder shall be (as elected by the person giving such notice) (a) personally delivered, (b) transmitted by postage prepaid mail or (c) faxed, to the parties as follows:


         (i)     If to TeleCommunication Systems, Inc.:

                          TeleCommunication Systems, Inc.
                          275 West Street
                          Annapolis, MD  21401
                          Phone: (410) 263-7616
                          Fax: (410) 263-7617
                          Attn:  Maurice Tose



         (ii)    If to Consultant:

                          The Barrett Group, Inc.
                          PMB-Suite 500 Bldg. III
                          2231 Crystal Drive
                          Arlington, VA  22202-3711
                          Attn: Andrew C. Barrett
                          Phone: (202) 463-4168/(703) 553-2546
                          Fax: (202) 463-4198

Except as otherwise specified herein, all notices and other communications shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after posting if transmitted by mail or on the date of confirmation receipt if telefaxed, whichever shall occur first. Any party hereto may change its address for purposes hereof by written notice to the other party in accordance with the Section 10.

Section 11.      Use of Information.

                 Any information furnished by TCS to Consultant either before or after the date of the Agreement by TCS or on TCS's behalf hereunder or in contemplation hereof (the "Information") shall remain TCS's exclusive property. Unless such information was previously known to





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Consultant free of any obligation to keep it confidential or has been or is subsequently made public by TCS or a third party without violation of this Agreement, such Information shall be kept confidential by consultant for a period of three (3) years from the date of receipt thereof and may be disclosed only upon the prior written consent of TCS or upon such terms as may be agreed upon in writing by the parties.

Section 12.      Representations, Warranties, Covenants, and Agreement of
                 Consultant.

                 12.1 Representation and Warranties. Consultant hereby represents and warrants to TCS as follows:

                          (a) Consultant acknowledges that it is the written and established policy of TCS to comply fully with all applicable laws and regulations of the United States and all jurisdictions in which it does business, and Consultant warrants and represents that it will not take any action which would constitute a violation of any law of any jurisdiction in which it performs services or of the United States of America.

                          (b) The execution and performance of this Agreement by Consultant will not violate, or result in default under, any agreement, law, statute, regulation, or other authoritative rule of any governmental body to which Consultant is a party or by which Consultant is bound.

                 12.2 Covenants and Agreements. Consultant hereby covenants with TCS and agrees that, in performance of this Agreement, Consultant shall fully comply with all laws that may be applicable.

Section 13.      Prior Agreements.

                 This Agreement constitutes the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior agreements and understandings, whether written, oral or otherwise, between the parties, and may be altered or amended only in a writing signed by both parties.

Section 14.      Waivers

                 Except as otherwise expressly provided herein, no purported waiver by any party of any breach by the other party of its obligations, representations, warranties, agreements of covenants hereunder shall be effective unless made in writing, and no failure to pursue or elect any remedy with respect to any default under or breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent, similar or different default or breach.





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Section 15.      Survivability.

                 All provisions of this Agreement which by their nature must survive termination or expiration of this Agreement to give effect thereto, including but not limited to Section 6, 9, 11 and 12, shall do so.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

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
TELECOMMUNICATION SYSTEMS, INC.                             THE BARRETT GROUP, INC.





By: /s/ Maurice B. Tose   Date: May 30, 2000                By: /s/ Andrew C. Barrett  Date: May 30, 2000
    ----------------------      ------------                    -----------------------      ------------
    Maurice B. Tose                                             Andrew C. Barrett
    President                                                   Managing Director

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